Exhibit 99.1

CV Sciences, Inc. Reports Second Quarter 2023 Financial Results

San Diego, CA - August 14, 2023 (GLOBE NEWSWIRE) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent consumer wellness company specializing in hemp extracts and other proven science-backed, natural ingredients and products, today announced its financial results for the quarter ended June 30, 2023.

Second Quarter 2023 and Recent Financial and Operating Highlights
•Generated revenue of $4.0 million for the second quarter 2023 compared to $4.1 million for second quarter 2022;
•Recognized gross margin of 43.3% for the second quarter 2023 compared to 30.7% for the second quarter 2022 and a sequential improvement from 43.0% for the first quarter 2023;
•Cash balance of $1.7 million at quarter end compared to $0.6 million at the end of 2022;
•Generated cash flow from operations of $2.4 million in the first six months of 2023 compared to cash used in operations of $1.5 million in the first six months of 2022; cash flow from operations included employee retention credit (ERC) under the CARES Act for a total of $2.5 million;
•Extinguished outstanding note payable;
•Maintained number one position as top-selling hemp extract brand in the natural product retail sales channel, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry;
•Continued progress in e-commerce channel with 8% increase in subscription revenue during Q2;
•Launched PlusCBDTM Reserve Collection Extra Gummies to support healthy sleep, faster recovery, deeper relaxation and a brighter mood; and
•Continued to evaluate strategic opportunities, including consideration of an inbound or outbound merger, sale, acquisition or other options for the Company.

"We continue to increase our distribution network in the natural product retail channel. Our flagship PlusCBDTM brand continues to improve its number one position and gain market share in the natural product channel, and, with our portfolio of high-quality and proven products, we believe the Company is positioned for future growth," stated Joseph Dowling, Chief Executive Officer of CV Sciences. "Our second quarter gross margins exceeded our expectations and we are encouraged by improvements we have made to reduce operating expenses. We have strengthened our balance sheet and continue to operate cost efficiently and plan to continue participating in the consolidation and brand contraction of the CBD market as we execute on our key strategic initiatives, and leverage core competitive advantages to drive long-term growth and shareholder value.”

Operating Results - Second Quarter 2023 Compared to Second Quarter 2022
Sales for second quarter 2023 were $4.0 million, a decrease of 4% from $4.1 million for the second quarter 2022. The decline is primarily due to lower number of units sold during the second quarter 2023 by 16%, partially offset by increases in average sales price per unit in the second half of 2022. We generated an operating loss $1.1 million in the second quarter of 2023, compared to an operating loss of $2.3 million in the second quarter 2022, mostly due to improved gross margins and lower operating expenses. The Company had negative adjusted EBITDA for the second quarter of 2023 of $1.2 million, compared to negative adjusted EBITDA of $1.8 million in the second quarter of 2022.

Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results today at 10:00 am EDT/7:00 am PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's website at https://ir.cvsciences.com/news-events or directly at https://viavid.webcasts.com/starthere.jsp?ei=1627000&tp_key=3c5f3865ae. Investors interested in participating in the live call can also dial (877) 407-0784 from the U.S. or international callers can dial (201) 689-8560. A telephone replay will be available approximately three hours after the call concludes, and will be available through Monday, August 21, 2023, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 13740404.

About CV Sciences, Inc.
CV Sciences, Inc. (OTCQB:CVSI) is a consumer wellness company specializing in hemp extracts and other proven, science-backed, natural ingredients and products, which are sold through a range of sales channels from B2B to B2C. The Company's PlusCBD™ branded products are sold at select retail locations throughout the U.S. and are the top-selling brands of hemp extracts in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. CV Sciences follows all guidelines for Good Manufacturing Practices (GMP) and the Company's products are processed, produced, and tested throughout the manufacturing process to confirm strict compliance with Company and regulatory standards and specifications. With a commitment to science, PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. PlusCBD™ was the first hemp extract supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. CV Sciences, Inc. has primary offices and facilities in San Diego,

California. The Company also operates a drug development program focused on developing and commercializing CBD-based novel therapeutics. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties. CV Sciences does not undertake any obligation to publicly update any forward-looking statements, except as required by applicable law. As a result, investors should not place undue reliance on such forward-looking statements.

Contact Information
ir@cvsciences.com

CV SCIENCES, INC.
STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Product sales, net	$3,966	$4,138	$8,114	$8,585
Cost of goods sold	2,248	2,868	4,614	6,159
Gross profit	1,718	1,270	3,500	2,426

Operating expenses:
Research and development	36	102	71	223
Selling, general and administrative	2,758	3,483	4,914	6,033
Benefit from reversal of accrued payroll tax	—	—	(6,171)	—
Total operating expenses	2,794	3,585	(1,186)	6,256

Operating income (loss)	(1,076)	(2,315)	4,686	(3,830)

Other expense, net	209	336	265	1,038
Income (loss) before income taxes	(1,285)	(2,651)	4,421	(4,868)
Income tax expense	3	2	3	2
Net income (loss)	(1,288)	(2,653)	4,418	(4,870)
Deemed dividend for beneficial conversion of Series A convertible preferred stock	—	920	—	920
Net income (loss) attributable to common stockholders	$(1,288)	$(3,573)	$4,418	$(5,790)

Weighted average common shares outstanding, basic and diluted	152,599	135,414	152,353	127,104
Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.01)	$(0.03)	$0.03	$(0.05)

CV SCIENCES, INC.
BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash	$1,690	$611
Accounts receivable, net	611	766
Inventory	5,836	6,563
Prepaid expenses and other	411	3,190
Total current assets	8,548	11,130

Property and equipment, net	457	575
Right of use assets	222	275
Intangibles, net	251	251
Other assets	401	505
Total assets	$9,879	$12,736

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$2,161	$2,284
Accrued expenses	3,537	9,690
Operating lease liability - current	123	117
Debt, net	28	1,223
Total current liabilities	5,849	13,314

Operating lease liability - net of current portion	125	188
Deferred tax liability	11	11
Total liabilities	5,985	13,513

Commitments and contingencies

Stockholders' equity (deficit)
Preferred stock, par value $0.0001; 10,000 shares authorized; 1 share issued as of June 30, 2023 and December 31, 2022; no shares outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock, par value $0.0001; 790,000 shares authorized as of June 30, 2023 and December 31, 2022; 154,604 and 152,104 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	15	15
Additional paid-in capital	87,150	86,897
Accumulated deficit	(83,271)	(87,689)
Total stockholders' equity (deficit)	3,894	(777)

Total liabilities and stockholders' equity (deficit)	$9,879	$12,736

CV SCIENCES, INC.
STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six months ended June 30,
	2023	2022
OPERATING ACTIVITIES
Net income (loss)	$4,418	$(4,870)
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization	118	860
Stock-based compensation	153	662
Employee retention credit benefit	—	(1,993)
Note discount and interest expense	112	1,034
Benefit from reversal of accrued payroll tax	(6,171)	—
Non-cash lease expense	53	19
Loss on sale of property and equipment	—	159
Other	312	205
Change in operating assets and liabilities:
Accounts receivable, net	148	1,019
Inventory	727	1,267
Prepaid expenses and other	2,778	885
Accounts payable and accrued expenses	(262)	(795)
Net cash flows provided by (used in) operating activities	2,386	(1,548)

FINANCING ACTIVITIES
Proceeds from issuance of preferred stock and common stock warrants, net of issuance costs	—	554
Proceeds from issuance of convertible notes, net of issuance costs	—	954
Repayment of note payable	(1,117)	—
Repayment of unsecured debt	(190)	(221)
Net cash flows provided by (used in) financing activities	(1,307)	1,287

Net increase in cash	1,079	(261)
Cash, beginning of period	611	1,375
Cash, end of period	$1,690	$1,114

Supplemental cash flow disclosures:
Interest paid	$4	$4
Supplemental disclosure of non-cash transactions:
Convertible note principal conversion into shares of common stock	$—	$(1,030)
Services paid with common stock	$—	$384
Issuance cost in accounts payable and accrued expenses	$—	$345

CV SCIENCES, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures, such as net income (loss) per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.
Adjusted EBITDA is defined by us as EBITDA (net income (loss) plus depreciation, interest and income tax expense), further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.
We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net income (loss) to non-GAAP net loss for the three and six months ended June 30, 2023 and 2022 is detailed below (in thousands, except per share data):

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net income (loss) attributable to common stockholders - GAAP	$(1,288)	$(3,573)	$4,418	$(5,790)
Stock-based compensation (1)	35	146	153	662
Benefit from reversal of accrued payroll tax (2)	—	—	(6,171)	—
Employee retention credit benefit (3)	—	—	—	(1,993)
Note discount and interest expense (4)	12	334	112	1,034
Deemed dividend (5)	—	920	—	920
Net loss - non-GAAP	$(1,241)	$(2,173)	$(1,488)	$(5,167)

Diluted EPS - GAAP	$(0.01)	$(0.03)	$0.03	$(0.05)
Stock-based compensation (1)	—	—	—	0.01
Benefit from reversal of accrued payroll tax (2)	—	—	(0.04)	—
Employee retention credit benefit (3)	—	—	—	(0.02)
Note discount and interest expense (4)	—	—	—	0.01
Deemed dividend (5)	—	0.01	—	0.01
Diluted EPS - non-GAAP	$(0.01)	$(0.02)	$(0.01)	$(0.04)

Shares used to calculate diluted EPS - GAAP and non-GAAP	152,599	135,414	152,353	127,104
_____________
(1)Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)Represents benefit from reversal of accrued payroll tax associated with RSU release to founder in 2019.
(3)Represents expense reduction related to benefit for employee retention credit.
(4)Represents amortization of OID/debt issuance costs and interest expense for convertible notes payable and notes payable.
(5)Represents deemed dividend associated with beneficial conversion charge of conversion of Series A preferred stock.

A reconciliation from our net income (loss) to Adjusted EBITDA, a non-GAAP measure, for the three and six months ended June 30, 2023 and 2022 is detailed below (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net income (loss)	$(1,288)	$(2,653)	$4,418	$(4,870)
Depreciation expense	58	343	118	860
Interest expense	9	336	65	1,038
Income tax expense	3	2	3	2
EBITDA	(1,218)	(1,972)	4,604	(2,970)
Stock-based compensation (1)	35	146	153	662
Benefit from reversal of accrued payroll tax (2)	—	—	(6,171)	—
Employee retention credit benefit (3)	—	—	—	(1,993)
Adjusted EBITDA	$(1,183)	$(1,826)	$(1,414)	$(4,301)
______________
(1)Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)Represents benefit from reversal of accrued payroll tax associated with RSU release to founder in 2019.
(3)Represents expense reduction related to benefit for employee retention credit.